TRANSACTION SYSTEMS ARCHITECTS, INC.
                        DEFERRED COMPENSATION PLAN TRUST

         This Trust Agreement made effective this 1st day of January, 1999, by and between Transaction Systems Architects, Inc. (hereinafter called the "Company") and First American Trust Company (hereinafter called the "Trustee"), as Trustee.

                                   WITNESSETH:

         WHEREAS, Company has adopted the Transaction Systems Architects, Inc. Deferred Compensation Plan (the "Plan"), a nonqualified deferred compensation plan; and

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

         WHEREAS, Company wishes to establish this trust (hereinafter called the "Trust") and to contribute to the Trust assets which shall be held as herein set forth, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Section 1.         Establishment of Trust.

         (a) Company hereby deposits with Trustee in trust the amount of $1.00, which shall become the principal of the Trust to be held, administered, and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change in Control, as defined in Section 13(d).

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d)       The principal of the Trust, and any earnings  thereon,  shall be held separate and apart from other funds of Company, and, after the Trust has become irrevocable, shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered, and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         (f) Within thirty days following a Change in Control (as defined in Section 13(d)), the Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Plan participants or their beneficiaries the benefits to which the Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the Change in Control. Within such thirty-day period, the Company shall also make an irrevocable contribution to the Trust in the amount of $10,000 to fund an expense reserve for the Trustee.

Section 2.         Payments to Plan Participants and Their Beneficiaries.

         (a)       Company  shall  deliver to Trustee a schedule  (the  "Payment
Schedule")   that  indicates  the  amounts  payable  in  respect  of  each  Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. At the direction of Company, Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company, or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to the Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.         Trustee  Responsibility   Regarding  Payments  to  the  Trust
Beneficiary When Company is Insolvent.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall promptly notify Company in writing of such allegation and, pending determination of whether Company is Insolvent, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries. Company shall confirm or deny Insolvency in a writing delivered to Trustee within 15 days after receipt from Trustee of such notification. If Company denies the allegation  of  Insolvency  or  fails  to  respond  within  such 15 day  period,
Trustee shall thereupon determine whether Company is Insolvent. Company agrees to reimburse Trustee for all reasonable fees and disbursements paid by Trustee to accountants, financial consultants or other professionals to assist it in performing its duties pursuant to this Section 3(b)(1).

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may, in all events, rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency. Evidence upon which Trustee may rely as aforesaid includes but is not limited to written notice from any of Company's Board of Directors, Chief Executive Officer, Chief Financial Officer, a Senior Vice President or General Counsel, its current independent accountant or outside attorney, or an accountant or outside attorney employed by Trustee, or written notice of the appointment of a receiver of any of Company's property by any court in the United States.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided hereunder during any such period of discontinuance.

Section 4.         Payments to Company.

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.         Investment Authority.

         (a) With respect to the Trust Fund, Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Trust Agreement or by law:

                  (1) To invest the Trust Fund in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stock, equity interests in other entities, derivatives and futures contracts, insurance and annuity contracts, common or collective trust funds, shares of investment companies, shares of open-ended investment companies registered under the Investment Company Act of 1940, as amended, including any such company for which Trustee, or an affiliate thereof, is acting as an investment advisor, or in such other property, real or personal, as Trustee may deem advisable, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                  (2) To temporarily invest and reinvest the funds in any marketable short- and medium-term fixed income securities (including demand  and  short-term  notes  and those  commonly  known as  "Master  Notes"),
United  States   Treasury  Bills,   other  short-  and  medium-term   government
obligations, commercial paper, other money market instruments and part interests in any one or more of the foregoing, or may maintain cash balances consistent with the liquidity needs of the Plan; and

                  (3) To invest and reinvest all or any part of the Trust Fund through the medium of any pooled investment fund or group trust (which pooled investment fund or group trust may be trusteed by Trustee or one or more affiliates of Trustee) which is invested principally in the property of the kind authorized for investment of the Trust Fund; and

                  (4) To retain, manage, improve, repair, operate, and control all property, real or personal, at any time comprising part of the Trust Fund; and

                  (5) To manage, sell, contract to sell, grant options to purchase, convey, exchange, partition, lease for any term (even though such term commences in the future or may extend beyond the duration of the Trust), and otherwise dispose of the Trust Fund from time to time in such a manner, for such consideration, and upon such terms and conditions as Trustee, in its discretion, shall determine; and

                  (6) Except as otherwise provided in Section 5(d) below or directed pursuant to 5(c) below, to vote any corporate stock, either in person or by proxy, for any person; to exercise or sell any stock subscription or conversion right; to participate in voting trusts; to consent to, take any action in connection with, and receive and retain any securities resulting from any merger, consolidation, reorganization, readjustment of the financial structure, liquidation, sale, lease or other disposition of the assets of any corporation or other organization the securities of which may constitute a portion of the Trust Fund; and

                  (7) To keep any property in the name of a nominee with or without disclosure of any fiduciary relationship; and

                  (8) To take any action with respect to conserving or realizing upon the value of any property in the Trust Fund; to collect, pay, contest, compromise, or abandon demands of or against the Trust Fund; to pay any tax, assessment or other charge attributable to the interest of any Plan participant; and

                  (9) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the United States government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the United States
Department of the Treasury, a Federal Reserve Bank, or other appropriate custodial entity, in the same account as Trustee's own property, provided
Trustee's records and accounts show that such securities are assets of the Trust Fund; and

                  (10)      Generally,   to  do  all   acts,   whether   or  not
expressly authorized, which Trustee deems necessary or desirable, but acting at all times according to the principles expressed in Section 8.

         (b) Trustee shall place securities orders, settle securities trades, hold securities in custody, and conduct other related activities on behalf of the Trust in such a fashion so as to obtain for the Trust the best execution of each securities transaction and full disclosure of all relationships, including all forms of compensation arrangements, with any broker or dealer that Trustee may use, including any affiliate of Trustee upon condition that such broker or agent commission charged by any affiliate of Trustee shall not exceed that normally charged by such affiliate to its unaffiliated customers for similar securities transactions. Fees and commissions paid to a broker or dealer shall be reviewed and approved by Trustee, prior to using such broker or dealer, as part of its exercise of care, skill, prudence, and diligence under Section 8(a).

          Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to such persons or organizations that Trustee determines have a legitimate business purpose for obtaining such information.

         (c) Company may direct the Trustee in writing to segregate all or any portion of the assets of the Trust in a separate account or accounts and may appoint one or more investment advisors or, prior to a Change in Control, an investment committee established by Company to direct the investment and reinvestment of each such account or accounts. Any such appointment shall be in writing and shall delineate the duties, responsibilities, and liabilities of the investment advisor or investment committee with respect to the assets of the Trust under the control of the investment advisor or investment committee. Any such investment advisor appointed by Company shall be an independent person or entity, but members of the investment committee may be employees of Company or any of its affiliates. Notwithstanding the foregoing, subsequent to a Change in Control (as defined in Section 13(d)), (i) any appointment or termination of appointment of an investment advisor by Company requires the prior written consent of a majority of the Plan participants; and (ii) any account that was subject to the direction of an investment committee immediately prior to the Change in Control shall be invested and reinvested by Trustee from and after the Change in Control, either as a separate investment account or combined with the other assets of the Trust, in accordance with Sections 5(a), 5(b) and 5(d) hereof unless and until an investment advisor is appointed by Company with the prior written consent of a majority of the Plan participants for such account.

          Trustee shall be under no duty to question, or make inquiries as to, any action or direction of any investment advisor or investment committee as provided herein, or any failure to give directions, or to review the securities subject to the investment direction of any investment advisor or investment committee, or to make any suggestions to an investment advisor or investment committee with respect to investment and reinvestment of, or disposing of investments in, the assets of the Trust subject to the investment discretion of any investment advisor or investment committee, unless Trustee knows that by such action or failure to act it will be participating in a breach of fiduciary duty by the investment advisor or investment committee.

          Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment advisor or investment committee, shall invest cash balances held by it from time to time in short-term cash equivalents and, furthermore, shall sell such short-term cash equivalents as may be necessary to carry out the instructions of an investment advisor or investment committee.

          If the appointment of any investment advisor or investment committee with respect to a separate account is terminated by the Company without the appointment of a successor thereto, the separate account may continue to be maintained as a separate account or may be combined with the other assets of the Trust in the sole discretion of the Trustee and, in any event, shall be invested and reinvested by the Trustee in accordance with Sections 5(a), 5(b), and 5(d) hereof.

         (d) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company; provided Trustee first obtains the prior written consent of Company to such investments unless such investment is a de minimis amount held in common investment vehicles in which Trustee invests. Except as otherwise provided in Section 5(c), all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets that are securities or obligations issued by Company will rest with Company. Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (e) Each insurance contract or policy issued shall provide that Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or policy or under the rules of the insurer. The exercise by Trustee of any incidents of ownership under any contract or policy shall, prior to a Change in Control, be subject to the direction of Company. After a Change in Control, Trustee shall have the right to exercise any incidents of ownership under any contract or policy in its sole discretion.

          Trustee shall have no power to name a beneficiary of the contract or policy other than the Trust, to assign the contract or policy (as distinct from conversion of the contract or policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance contract or policy held in the Trust Fund. However, notwithstanding the foregoing provisions of this Section 5(e), prior to a Change in Control, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts, policies and other agreements executed by the insurer.

Section 6.         Disposition of Income.

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.         Accounting by Trustee.

          Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions reported to or effected by it.

Section 8.         Responsibility of Trustee.

         (a) Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust, and is given in writing by Company. The claim of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Plan Committee (as such term is defined in the Plan) in its sole and absolute discretion under the procedures set out in the Plan. If necessary the Trustee may apply to a court of competent jurisdiction to resolve a dispute over such benefit claims or to resolve a dispute between the Company or the Plan Committee and any party other than the Trustee (or its affiliates), and the Company shall reimburse the Trustee for all the reasonable costs and expenses involved.

         (b) Trustee may consult with legal counsel (who, prior to a Change in Control (as defined in Section 13(d)), may also be counsel for Company generally but who, following a Change in Control, must be independent legal counsel) with respect to any of its duties or obligations hereunder.

         (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein.

         (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power which could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (f) No Trustee shall be required to furnish bond or other security except as herein expressly provided or except if required to do so under applicable federal law.

         (g) In the event of a garnishment, attachment, levy, or other legal process by a creditor of Company of any of the assets of the Trust under circumstances set out in Section 3(b) hereof where Trustee cannot ascertain the Insolvency of Company, Trustee may interplead the assets of the Trust into the court where the creditor has brought such action.

         (h) To the extent permitted by law, Trustee shall be indemnified and saved harmless by Company from and against any and all claims of liability, damages, penalties, judgments, expenses, including reasonable attorneys' fees, to which it is subjected by reason of any act done or omitted to be done in good faith in connection with the Trust or the investment of the Trust, including all expenses reasonably incurred in its defense if Company fails to provide such defense (collectively "Damages"); provided, however, Trustee shall not be indemnified and saved harmless with respect to Damages
caused  by  Trustee's  willful   misconduct,   negligence,   failure  to  follow
directions given in accordance with the provisions of the Trust by an investment advisor, investment committee, Company or any person duly authorized by Company or, if Trustee is required by law to act without the receipt of such directions, by its failure to act in the absence of such directions.

Section 9.         Compensation and Expenses of Trustee.

          Company shall pay all administrative and Trustee's fees and expenses, including fees for services provided by persons appointed or hired pursuant to Sections 3(b)(1), 5(c), 8(b) or 8(c). If not so paid, the fees and expenses shall be paid from the Trust. Notwithstanding anything to the contrary in this Section 9, prior to a Change in Control (as defined in
Section 13(d)) neither Company nor the Trust shall have any obligation to pay any fee or expense attributable to services rendered by a third party unless Company gave its prior written approval of the appointment, hiring or retention of such third party. Such prior written consent shall not be required following a Change in Control.

Section 10.        Resignation and Removal of Trustee.

         (a) Prior to a Change in Control (as defined in Section 13(d)), Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise. Following a Change in Control, Trustee may resign only after the appointment of a successor Trustee.

         (b) Trustee may be removed by Company on one days notice prior to a Change in Control. Subsequent to a Change in Control, Trustee may only be removed by Company with the written consent of a majority of the Plan participants.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after resignation or removal.

         (d) If the Trustee resigns or is removed, a successor shall be appointed by Company, in accordance with Section 11 hereof, by the effective date of resignation or removal under Sections 10(a) or 10(b). If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust to the same extent as though Trustee had received the advance written consent of Company to incurring such expenses.

Section 11.        Appointment of Successor.

          If Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, Company may appoint, subject to Section 10, any third party national banking association with capital and surplus exceeding $100,000,000 as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

Section 12.        Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with
Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

         (c) Notwithstanding the foregoing, subsequent to a Change in Control (as defined in Section 13(d)), this Trust Agreement may only be amended or terminated by Company with the written consent of a majority of the Plan participants.

Section 13.        Miscellaneous.

         (a)       Any  provisions  of this Trust  Agreement  prohibited  by law
shall  be   ineffective  to  the  extent  of  any  such   prohibition,   without
invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, levy, execution, or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with laws of the State of Nebraska.

         (d) For purposes of this Trust Agreement, Change in Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities
Exchange Act of 1934 ("Act") , or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or of a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

         (e) Until further notice from either party hereto, any notices delivered pursuant to this Trust Agreement and all other communications shall be in writing and shall be delivered, sent or transmitted to the persons at the addresses and facsimile numbers set forth hereunder. All notices and other communications shall be effective when received. The party seeking to rely on notice having been given under this paragraph shall be responsible for ascertaining its receipt.

          For Company:

                    Transaction Systems Architects, Inc.
                    224 S. 108th Avenue
                    Omaha, NE 68154
                    Attn.: Judith L. Miller
                    Facsimile No.  402-390-8077

          For Trustee:

                    First American Trust Company
                    2100 Fifth Avenue
                    San Diego, CA 92101

                    Box 34666
                    San Diego, CA 92163-4666
                    Attn.: Denise C. Mehus
                    Facsimile No.  619-615-4966

         (f) This Trust Agreement between Company and Trustee contains the entire understanding between the parties with respect to its subject matter and, as of the effective date of this Trust Agreement, it supersedes and entirely replaces any and all prior agreements between Company and Trustee with respect to the subject matter of this Trust Agreement.

         (g) This Trust Agreement shall be binding upon and inure to the benefit of the parties hereof and their heirs, successors, and assignees.
This Trust Agreement is not assignable by any party without the express written consent of the other party.

         (h)       Titles  and  captions  used  in  this  Trust   Agreement  are
included for convenience of reference only and in no way define or delimit any provisions or otherwise alter the construction or effect.

         (i) Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

         (j)       Each  of  the   parties  to  this  Trust   Agreement   hereby
represents and warrants that it is duly authorized and empowered to execute, deliver, and perform this Trust Agreement.

         (k) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall, together, constitute only one agreement.

Section 14.        Effective Date.

         The effective date of this Trust Agreement shall be the 1st day of January, 1999.


         IN WITNESS WHEREOF, this Trust Agreement is executed as of the day and year first above written.

                                    TRANSACTION SYSTEMS ARCHITECTS, INC.

ATTEST BY: /s/ Judith L. Miller     By:   /s/ Dwight G. Hanson
                                         --------------------------------
                                    Name:     Dwight G. Hanson

                                    Title:    Chief Financial Officer
                                              (Principal Financial Officer)


                                    FIRST AMERICAN TRUST COMPANY
                                    as Trustee

ATTEST BY: /s/ Patricia Schmitt     By    /s/ Denise Mehus
                                         --------------------------------
                                    Name:     Denise Mehus

                                    Title:    Vice President